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                                                           EXHIBIT 3.1



             CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                                          OF
                          INTEGRATED PHYSICIAN SYSTEMS, INC.

                Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Integrated Physician Systems, Inc.

     2. The Corporation was incorporated on April 25, 1995.

     3. The Certificate of Incorporation is hereby amended by deleting Article THIRD thereof and by substituting in lieu of said Article THIRD the following:

        "THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

     4. This amendment was authorized by written consent of the Directors and by written consents of the holders of a majority of the outstanding shares of Common Stock which consents were executed as of April 24, 1996. A written notice of action was provided to each stockholder who did not consent to this Certificate of Amendment pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Dated as of April 25, 1996.

                                       INTEGRATED PHYSICIAN SYSTEMS, INC.


                                       /s/ Joseph F. Murray
                                       ----------------------------------
                                        Joseph F. Murray
                                        Secretary



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                             CERTIFICATE OF INCORPORATION

                                         OF

                           INTEGRATED PHYSICIAN SYSTEMS, INC.

    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

    FIRST: The name of the corporation (hereinafter called "corporation") is INTEGRATED PHYSICIAN SYSTEMS, INC.

    SECOND: The address, including street, number, city, and county of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

    THIRD: The purpose of the corporation is to enter into a loan transaction with Forrest Financial Corporation and a Securities Pledge Agreement; to issue and repay a note with Forrest Financial Corporation; to acquire and pledge the collateral and acquire an investment agreement to secure and repay the note; to engage in any acts and transactions incidental or otherwise related to the entry into the Securities Pledge Agreement, the issuance and repayment of the note or the acquisition of the collateral and investment agreement, and to do all other acts required by law or required or permitted by the note or the Securities Pledge Agreement; and to engage in any act, have any power, enter into any contract, and own any property allowed by law as necessary or incidental to any of the foregoing.

    FOURTH: The total number of shares of stock which the corporation shall have authority to issue One Thousand (1000). The par value of each such share is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

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    FIFTH: The name and the mailing address of the incorporator are as follows:

          NAME                                MAILING ADDRESS
          ----                                ---------------

          Michael Zelinsky                    Clark, Ladner, Fortenbaugh
                                                 & Young
                                              One Commerce Square
                                              22nd Floor
                                              2005 Market Street
                                              Philadelphia, PA 19103

    SIXTH: The corporation is to have perpetual existence.

    SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors,and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

    EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

    1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors


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       shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were not vacancies. No election of directors need be by written ballot.

    2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation, provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote for the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

    3. When ever the corporation shall be authorized to issue only one class of stock, each outstanding shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection
       (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

    NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same


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may be amended and supplemented.

    TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive or any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on April 25, 1995

                                                     /s/ Michael A. Zelinsky
                                                     ------------------------
                                                           Incorporator

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                          CERTIFICATE OF AMENDMENT

                    OF THE CERTIFICATE OF INCORPORATION

                   OF INTEGRATED PHYSICIAN SYSTEMS, INC.

            Adopted in accordance with the provisions of Section 242
             of the General Corporation law of the State of Delaware


    It is hereby certified that:

    1. The name of the corporation (hereinafter called the "Corporation") is Integrated Physician Systems, Inc.

    2. The Corporation was incorporated on April 25, 1995.

    3. The Certificate of Incorporation is hereby amended by deleting Article FOURTH thereof and by substituting in lieu of said Article FOURTH, the following:

       "FOURTH:

           A. The aggregate number of shares which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which one million (1,000,000) shares shall be designated 'Preferred Shares' and of which fifty million (50,000,000) shares shall be designated 'Common Shares.' All shares of the Corporation shall be of the par value of $.01 per share.

           B. Authority is hereby expressly granted to the Board of Directors of the Corporation (or a committee thereof designated by the Board of Directors pursuant to the by-laws of the Corporation, as from time to time amended (the "By-laws")) to issue Preferred Shares from time to time as Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware."

    4. The Certificate of Incorporation is hereby amended by adding as a new Article TWELVE:

       "TWELVE: At 5:00 P.M., Eastern Standard Time, on April 24, 1996, (i) each of the one thousand (1,000) outstanding shares of the Common Stock of the Corporation held by each holder of record on such date shall be automatically changed from one (1) shares of Common Stock to three thousand (3,000) shares of

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       Common Stock. No fractional shares will be issued - a fractional share, based on all the shares of Common Stock held by the record holder of such shares, of four-tenths of one share or more shall be increased to the next higher whole number share, and a fractional share of less than four-tenths of one share shall be disregarded."

    5. These amendments were authorized by written consent of the Directors and by written consent of the holders of a majority of the outstanding shares of Common Stock which consents were executed on April 24, 1996. A written notice of action was provided to each stockholder who did not consent to this Certificate of Amendment in pursuance of Section 228 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Dated as of April 25, 1996.
                                        /s/ Joseph F. Murray
                                        -----------------------------
                                        Joseph F. Murray
                                        Secretary